Exhibit 99.1

B2Digital Expands “One More Gym” Brand to Four Locations with Acquisition of Alabama Fitness Facility

TAMPA, FL, February 16, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce the closing of the Company’s asset purchase agreement (the “Agreement”) to acquire all of the assets of Hillcrest Fitness, a fitness facility located in Tuscaloosa, Alabama.

The location is set to become the fourth One More Gym location owned and operated by B2Digital as a health club, fitness facility, and Official B2 Training Facility linked to the Company’s B2 Fighting Series and B2 Grappling Series combat sports brands. The Company will add Jiu-Jitsu, Boxing, and MMA instruction areas to the new location to integrate the facility into its B2 Training Facilities Network.

The Company’s model is to cultivate and tap the strong synergy between its B2 Fighting Series, B2 Grappling Series, and One More Gym brands, creating an ecosystem for fighter development, as well as an avenue of high-impact marketing targeted toward both aspiring fighters and MMA fans.

“This is a perfect location for expanding our One More Gym brand because we already have had and will continue to have B2 Fighting Series Fights in the area and our brand is already very well established in this region, which should immediately drive business to our new fitness facility and MMA training center,” commented Greg P. Bell, Chairman & CEO of B2Digital. “We continue to project 1-2 gym acquisitions per quarter, which will drive a significant aspect of our long-term topline performance assumptions. As the B2 Fighting Series brand continues to gain traction as an up-and-coming brand name in the MMA space, our One More Gym business will benefit from its unique association with the B2 Training Facilities Network.”

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:

Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

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This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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